Exhibit 99.1

AMERICAN RAILCAR INDUSTRIES, INC. 100 Clark Street, St. Charles, Missouri 63301 www.americanrailcar.com
News Release

For Release: October 27, 2010	Contact:	Dale C. Davies Michael Obertop 636.940.6000
AMERICAN RAILCAR INDUSTRIES, INC. REPORTS THIRD QUARTER 2010 RESULTS
St. Charles, MO, October 27, 2010 — American Railcar Industries, Inc. (ARI or the Company) (NASDAQ: ARII) today reported its third quarter 2010 financial results.
“The railcar industry has begun to see a modest improvement in demand during 2010. Railcar loadings have increased, railcars are being returned to service from storage and orders for new railcars have increased. We received orders for approximately 640 new railcars during the third quarter of 2010. Our railcar services segment continues to be strong, with revenues growing 17% year-over-year, to $51.0 million for the nine months ended September 30, 2010. This growth resulted from higher volumes driven by repair plant expansions and repair work performed at our railcar manufacturing plants,” said James Cowan, President and CEO of ARI.
For the three months ended September 30, 2010, revenues were $64.8 million and net losses were $6.3 million or $0.29 per share. In comparison, for the three months ended September 30, 2009, revenues were $78.1 million and net earnings were $1.1 million or $0.05 per share. Revenues were lower in the third quarter of 2010 when compared to the same period of 2009 primarily due to lower railcar shipments and a change in product mix. During the three months ended September 30, 2010, the Company shipped approximately 420 new railcars as compared to approximately 610 new railcars in the same period of 2009. Our new railcar order backlog increased to approximately 1,420 railcars as of September 30, 2010.
EBITDA, adjusted to exclude investment activity and stock based compensation expense (Adjusted EBITDA), was $1.5 million in the third quarter of 2010 compared to $6.6 million in the third quarter of 2009. This decrease was primarily due to a decrease in railcar shipments and lower gross profit margin, all partially offset by a decrease in selling, administrative and other costs, exclusive of stock based compensation, and a decrease in joint venture losses. The Company’s gross profit margin decline is primarily attributable to decreased railcar shipments, competitive pricing pressures and the impact of fixed costs in a low production environment. The decrease in selling, administrative and other costs was primarily attributable to decreased incentive compensation and outside services. The decrease in joint venture losses was primarily attributable to a decrease in losses from the Company’s axle joint venture due to increased shipments. A reconciliation of the Company’s net loss to EBITDA and Adjusted EBITDA (both non-GAAP financial measures) is set forth in the supplemental disclosure attached to this press release.
The Company’s net loss for the third quarter of 2010 was affected by the factors discussed above, an increase in net interest expense, a decrease in other income and an increase in income tax benefit.
For the nine months ended September 30, 2010, revenues were $178.3 million and net losses were $19.2 million or $0.90 per share. In comparison, for the nine months ended September 30, 2009, revenues were $345.0 million and net earnings were $5.0 million or $0.23 per share. Revenues were lower in the nine months ended September 30, 2010 when compared to the same period of 2009 primarily due to a decrease in railcar shipments, an overall decrease in average selling prices due to pricing pressures and a change in product mix. These decreases were partially offset by increased railcar repair volumes. During the nine months ended September 30, 2010, the Company shipped approximately 1,130 new railcars as compared to approximately 3,080 new railcars in the same period of 2009.
Adjusted EBITDA was $2.0 million for the nine months ended September 30, 2010 compared to $32.1 million in the nine months ended September 30, 2009. This decrease resulted primarily from decreased railcar shipment volume, a decrease in gross profit margin and an increase in joint venture losses, all partially offset by a decrease in selling, administrative and other costs, exclusive of stock based compensation. The Company’s gross profit margin decline is primarily attributable to decreased railcar shipments, decreased overall average selling prices due to competitive pricing pressures and the impact of fixed costs in a low production environment. The increase in joint venture losses was primarily driven by losses at the Company’s axle joint venture, which did not begin production until July 2009. The decrease in selling, administrative and other costs was primarily attributable to a decrease in incentive compensation and outside services along with a non-recurring legal settlement recorded in the first quarter of 2009.

The Company’s net loss for the nine months ended September 30, 2010 was affected by the factors discussed above, an increase in net interest expense, a decrease in other income and an increase in income tax benefit.
ARI will host a webcast and conference call on Thursday, October 28, 2010 at 10:00 am (Eastern Time) to discuss the Company’s third quarter 2010 financial results. To participate in the webcast, please log on to ARI’s investor relations page through the ARI website at www.americanrailcar.com. To participate in the conference call, please dial 888-771-4371 and use participant code 28207349. Participants are asked to logon to the ARI website or dial in to the conference call approximately 10 to 15 minutes prior to the start time.
An audio replay of the call will also be available on the Company’s website promptly following the earnings call.
About American Railcar Industries, Inc.
American Railcar Industries, Inc. is a leading North American designer and manufacturer of hopper and tank railcars. ARI also repairs and refurbishes railcars, provides fleet management services and designs and manufactures certain railcar and industrial components. ARI provides its railcar customers with integrated solutions through a comprehensive set of high quality products and related services.
Forward Looking Statement Disclaimer
This press release contains statements relating to our expected financial performance and/or future business prospects, events and plans that are forward-looking statements. Forward-looking statements represent the Company’s estimates and assumptions only as of the date of this press release. Such statements include, without limitation, statements regarding potential improvements in the railcar industry, the potential for increased order activity, anticipated future production rates, the Company’s backlog and any implication that the Company’s backlog may be indicative of future sales. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from the results described in or anticipated by our forward-looking statements. Other potential risks and uncertainties include, among other things: the impact of the current economic downturn, adverse market conditions and restricted credit markets, and the impact of the continuation of these conditions; our reliance upon a small number of customers that represent a large percentage of our revenues and backlog; the health of and prospects for the overall railcar industry; our prospects in light of the cyclical nature of the railcar manufacturing business and the current economic environment; anticipated trends relating to our shipments, revenues, financial condition or results of operations; our ability to manage overhead and production slowdowns; the highly competitive nature of the railcar manufacturing industry; fluctuating costs of raw materials, including steel and railcar components and delays in the delivery of such raw materials and components; fluctuations in the supply of components and raw materials ARI uses in railcar manufacturing; anticipated production schedules for our products and the anticipated financing needs, construction and production schedules of our joint ventures; risks associated with potential joint ventures or potential acquisitions; the international economic and political risks related to our joint ventures’ current and potential international operations; the risk of the lack of acceptance of new railcar offerings by our customers and the risk of initial production costs for our new railcar offerings being significantly higher than expected; the sufficiency of our liquidity and capital resources; the conversion of our railcar backlog into revenues; compliance with covenants contained in our unsecured senior notes; the impact and anticipated benefits of any acquisitions we may complete; the impact and costs and expenses of any litigation we may be subject to now or in the future; the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn (the chairman of our board of directors and, through his holdings of Icahn Enterprises LP, our principal beneficial stockholder) and certain of his affiliates; and the additional risk factors described in our filings with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	As of
	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$310,588	$347,290
Short-term investments — available-for-sale securities	—	3,802
Accounts receivable, net	19,025	11,409
Accounts receivable, due from affiliates	5,957	1,356
Income taxes receivable	937	1,768
Inventories, net	58,124	40,063
Deferred tax assets	2,855	2,018
Prepaid expenses and other current assets	3,866	4,898

Total current assets	401,352	412,604

Property, plant and equipment, net	185,509	199,349
Deferred debt issuance costs	2,105	2,568
Interest receivable, due from affiliates	145	982
Goodwill	7,169	7,169
Investments in and loans to joint ventures	49,390	41,155
Deferred tax assets	3,950	—
Other assets	201	537

Total assets	$649,821	$664,364

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,343	$16,874
Accounts payable, due to affiliates	380	576
Accrued expenses and taxes	6,184	4,515
Accrued compensation	9,307	8,799
Accrued interest expense	1,719	6,875

Total current liabilities	49,933	37,639

Senior unsecured notes	275,000	275,000
Deferred tax liability	—	7,120
Pension and post-retirement liabilities	6,197	6,279
Other liabilities	3,223	2,686

Total liabilities	334,353	328,724

Commitments and contingencies

Stockholders’ equity:
Common stock, $.01 par value, 50,000,000 shares authorized, 21,302,296 shares issued and outstanding at September 30, 2010 and December 31, 2009	213	213
Additional paid-in capital	238,687	239,617
Retained earnings	75,058	94,215
Accumulated other comprehensive income	1,510	1,595

Total stockholders’ equity	315,468	335,640

Total liabilities and stockholders’ equity	$649,821	$664,364

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Three Months Ended
	September 30,
	2010	2009

Revenues:
Manufacturing operations (including revenues from affiliates of $19,274 and $8,011 for the three months ended September 30, 2010 and 2009, respectively)	$48,404	$62,047

Railcar services (including revenues from affiliates of $4,263 and $3,563 for the three months ended September 30, 2010 and 2009, respectively)	16,393	16,051

Total revenues	64,797	78,098

Cost of revenue:
Manufacturing operations	(49,366)	(56,348)
Railcar services	(13,141)	(12,940)

Total cost of revenue	(62,507)	(69,288)
Gross profit	2,290	8,810

Selling, administrative and other (including costs related to affiliates of $154 for both the three months ended September 30, 2010 and 2009)	(6,232)	(6,484)

(Loss) earnings from operations	(3,942)	2,326

Interest income (including income related to affiliates of $717 and $366 for the three months ended September 30, 2010 and 2009, respectively)	1,058	1,925
Interest expense	(5,316)	(5,286)
Other income (including income related to affiliates of $4 for both the three months ended September 30, 2010 and 2009)	4	3,121
Loss from joint ventures	(1,946)	(2,217)

Loss before income taxes	(10,142)	(131)
Income tax benefit	3,890	1,223

Net (loss) earnings	$(6,252)	$1,092

Net (loss) earnings per common share — basic and diluted	$(0.29)	$0.05
Weighted average common shares outstanding — basic and diluted	21,302	21,302

Dividends declared per common share	$—	$—

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts, unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009

Revenues:
Manufacturing operations (including revenues from affiliates of $65,401 and $93,770 for the nine months ended September 30, 2010 and 2009, respectively)	$127,262	$301,325

Railcar services (including revenues from affiliates of $10,283 and $11,548 for the nine months ended September 30, 2010 and 2009, respectively)	51,011	43,646

Total revenues	178,273	344,971

Cost of revenue:
Manufacturing operations	(131,643)	(271,552)
Railcar services	(40,814)	(35,423)

Total cost of revenue	(172,457)	(306,975)
Gross profit	5,816	37,996

Selling, administrative and other (including costs related to affiliates of $462 for both the nine months ended September 30, 2010 and 2009)	(17,925)	(19,158)

(Loss) earnings from operations	(12,109)	18,838

Interest income (including income related to affiliates of $1,938 and $376 for the nine months ended September 30, 2010 and 2009, respectively)	2,557	4,910
Interest expense	(15,956)	(15,562)
Other income (including income related to affiliates of $12 and $4 for the nine months ended September 30, 2010 and 2009, respectively)	381	3,038
Loss from joint ventures	(5,999)	(5,030)

(Loss) earnings before income taxes	(31,126)	6,194
Income tax benefit (expense)	11,969	(1,244)

Net (loss) earnings	$(19,157)	$4,950

Net (loss) earnings per common share — basic and diluted	$(0.90)	$0.23
Weighted average common shares outstanding — basic and diluted	21,302	21,302

Dividends declared per common share	$—	$0.06

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended
	September 30,
	2010	2009

Operating activities:
Net (loss) earnings	$(19,157)	$4,950
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation	17,777	17,477
Amortization of deferred costs	524	513
Loss on disposal of property, plant and equipment	34	223
Stock based compensation	2,353	852
Change in interest receivable, due from affiliates	837	—
Change in investments in joint ventures as a result of loss	5,999	5,030
Unrealized loss on derivatives	—	88
(Benefit) provision for deferred income taxes	(12,320)	1,626
Provision (recovery) for doubtful accounts receivable	68	(117)
Investing activities reclassified from operating activities:
Interest income on short-term investments — available-for-sale securities	—	(3,653)
Realized loss on derivatives	—	10
Realized gain on short-term investments — available-for-sale securities	(379)	(3,115)
Dividends received from short-term investments — available-for-sale securities	—	(15)
Changes in operating assets and liabilities:
Accounts receivable, net	(7,663)	23,068
Accounts receivable, due from affiliate	(4,601)	8,268
Income taxes receivable	831	—
Inventories, net	(18,049)	40,638
Prepaid expenses and other current assets	1,032	1,211
Accounts payable	15,462	(19,548)
Accounts payable, due to affiliate	(196)	(4,867)
Accrued expenses and taxes	(4,408)	(9,767)
Other	19	(820)

Net cash (used in) provided by operating activities	(21,837)	62,052
Investing activities:
Purchases of property, plant and equipment	(4,852)	(13,170)
Proceeds from sale of property, plant and equipment	104	69
Sale (purchase) of short-term investments — available-for-sale securities	4,180	(36,841)
Sales of short-term investments — available-for-sale securities	—	15,450
Interest income on short-term investments — available-for-sale securities	—	3,653
Realized loss on derivatives	—	(10)
Dividends received from short-term investments — available-for-sale securities	—	15
Investments in and loans to joint ventures	(14,298)	(34,115)

Net cash used in investing activities	(14,866)	(64,949)
Financing activities:
Common stock dividends	—	(1,917)

Net cash used in financing activities	—	(1,917)

Effect of exchange rate changes on cash and cash equivalents	1	117

Decrease in cash and cash equivalents	(36,702)	(4,697)
Cash and cash equivalents at beginning of period	347,290	291,788

Cash and cash equivalents at end of period	$310,588	$287,091

RECONCILIATION OF NET (LOSS) EARNINGS TO EBITDA AND ADJUSTED EBITDA
(In thousands, unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2009	2010	2009

Net (loss) earnings	$(6,252)	$1,092	$(19,157)	$4,950
Income tax (benefit) expense	(3,890)	(1,223)	(11,969)	1,244
Interest expense	5,316	5,286	15,956	15,562
Interest income	(1,058)	(1,925)	(2,557)	(4,910)
Depreciation	5,876	5,864	17,777	17,477

EBITDA	$(8)	$9,094	$50	$34,323

Expense related to stock appreciation rights compensation [1]	1,532	651	2,353	852
Other (income) loss on short-term investment activity	—	(3,115)	(379)	(3,032)

Adjusted EBITDA	$1,524	$6,630	$2,024	$32,143

[1]	SARs are cash settled at time of exercise
EBITDA represents net (loss) earnings before income tax (benefit) expense, interest expense (income), net of depreciation of property, plant and equipment. The Company believes EBITDA is useful to investors in evaluating ARI’s operating performance compared to that of other companies in the same industry. In addition, ARI’s management uses EBITDA to evaluate operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. EBITDA is not a financial measure presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP). Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.
Adjusted EBITDA represents EBITDA before share based compensation expense related to stock appreciation rights (SARs), and before gains or losses on investments and derivative instruments. We believe that Adjusted EBITDA is useful to investors evaluating our operating performance, and management also uses Adjusted EBITDA for that purpose. Our SARs (which settle in cash) are revalued each quarter based primarily upon changes in our stock price. Management believes that eliminating the expense associated with our stock based compensation, investments and derivates allows us and our investors to understand better our operating results independent of financial changes caused by the fluctuating price and value of our common stock, investments and derivative instruments. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net (loss) earnings, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.